EXHIBIT 6
Guarantor Joinder Agreement

GUARANTOR JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”), dated as of December 7, 2022, is hereby executed and delivered by each of the undersigned signatories (each, an “Additional Guarantor”), pursuant to the Credit and Guaranty Agreement, dated as of December 2, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CONCESSOC 31 SAS (société par actions simplifiée), a special purpose vehicle organized and existing under the laws of France, as a borrower in respect of Term Loans (as defined in the Credit Agreement) and/or as DSRF Borrower, the DSRF Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Scotiabank Inverlat S.A., Institución de Banca Múltiple Grupo Financiero Scotiabank Inverlat, as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and Aether Financial Services SAS, as the TEG calculation agent. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, pursuant to Section 6.15 of the Credit Agreement, each Additional Guarantor is required to become a Guarantor under the Credit Agreement by, among other things, entering into this Joinder Agreement; and

WHEREAS, each Additional Guarantor will directly benefit from becoming a Guarantor under the Credit Agreement;

NOW THEREFORE, in consideration of the foregoing, each Additional Guarantor hereby agrees as follows:

1. Joinder.  Each Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution and delivery of this Joinder Agreement, each Additional Guarantor will be deemed to be a “Guarantor” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations, liabilities and rights of a Guarantor thereunder as if it had been an original party to the Credit Agreement.

2. Representations and Warranties.  Each Additional Guarantor represents and warrants as of the date hereof to the Administrative Agent and each of the Lenders that each of the representations and warranties with respect to it contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document or instrument furnished at any time under or in connection with the Credit Agreement or with any Loan Document, is true and correct on and as of the date hereof in all material respects (other than those representations and warranties (x) related to anti-corruption laws, anti-money laundering laws and sanctions laws, and (y) qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (ii) this Joinder Agreement has been duly authorized, executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  For the avoidance of doubt, this Joinder Agreement and the Credit Agreement (as amended or supplemented by this Joinder Agreement) shall in each case constitute a “Loan Document” for all purposes under the Credit Agreement and the other Loan Documents.

3. Counterparts.  This Joinder Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Joinder Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Joinder Agreement by e-mail or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. Headings Descriptive.  The headings of the several Sections of this Joinder Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Joinder Agreement.

6. Governing Law; Jurisdiction; Service of Process; Etc.

6.1. Governing Law.  THIS JOINDER AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

 6.2.               Submission to Jurisdiction; Service of Process and Venue.
(i)     Each party hereto hereby agrees and accepts that any suit, action or proceeding against such party with respect to this Joinder Agreement, the other Loan Documents (except for the Loan Documents governed by Mexican law) to which it is a party or any judgment against such party entered by any court in respect thereof may be brought in the courts of the State of New York in the Borough of Manhattan, and the United States District Court for the Southern District of New York, and appellate courts from any thereof, and hereby expressly and irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and expressly and irrevocably waives its right to any other jurisdiction that may apply or to which it may be entitled by virtue of its present or future domicile or by any other reason.

(ii)     Each Additional Guarantor hereby irrevocably and unconditionally designates and appoints (A) the Process Agent, with an office on the date hereof at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in any court referred to in Section 6.2(i) above, and (B) as its conventional address the address of the Process Agent referred above or any other address notified in writing in the future by the Process Agent to such Loan Party, to receive on its behalf service of all process in any proceedings brought pursuant to the Loan Documents in any court, such service being hereby acknowledged by such Loan Party to be effective and binding service in every respect, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon.  Each Additional Guarantor shall maintain such appointment until the satisfaction in full of all Obligations, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then each Loan Party shall, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval of the Administrative Agent.  Each Additional Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this paragraph in full force and effect and to cause the Process Agent to act as such.

(iii)     Each Additional Guarantor hereby irrevocably and unconditionally (i) consents to the service of process in any suit, action or proceeding in the manner provided for notices in Section 11.02 of the Credit Agreement and (ii) agrees that nothing herein shall in any way be deemed to limit the ability of any Person to serve any process or summons in any manner permitted by Applicable Law.

(iv)     Each Additional Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Joinder Agreement or the other Loan Documents brought in any court referred to in Section 6.2(i) above and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(v)     To the extent that any Additional Guarantor may be entitled to the benefit of any provision of law requiring the Administrative Agent or any Lender in any suit, action or proceeding brought in a court of Mexico or other jurisdiction arising out of or in connection with this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby, to post security for litigation costs or otherwise post a performance bond or guaranty, or to take any similar action, each Additional Guarantor hereby waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Mexico or, as the case may be, such other jurisdiction.

 6.3. Waiver of Immunity.  To the extent that any Additional Guarantor may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment before judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Joinder Agreement and the other Loan Documents

6.4. WAIVER OF JURY TRIAL.  EACH ADDITIONAL GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, LITIGATION, SUIT OR PROCEEDING BASED UPON, ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY RELATED TO, THIS JOINDER AGREEMENT, ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE).  EACH ADDITIONAL GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH ADDITIONAL GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS JOINDER AGREEMENT, THE LOAN DOCUMENTS OR ANY PROVISION THEREOF.  THE AGREEMENT OF EACH ADDITIONAL GUARANTOR HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS JOINDER AGREEMENT AND THE OTHER LOAN DOCUMENTS.

[Signature pages follow]

IN WITNESS WHEREOF, each Additional Guarantor has caused this Joinder Agreement to be duly executed and delivered by its authorized officers, as of the day and year first written above.
Servicios de Tecnología
Aeroportuaria, S.A. de C.V., as
Additional Guarantor

By /s/ Nicolas Notebaert
      Name: Nicolas Notebaert
      Title: CEO

[Signature Page to Guarantor Joinder Agreement]

Aerodrome Infrastructure S.à r.l.,
as Additional Guarantor

By /s/ Rémi Maumon de Longevialle
      Name: Rémi Maumon de Longevialle
      Title: Manager

[Signature Page to Guarantor Joinder Agreement]

Accepted and Agreed to:

SCOTIABANK INVERLAT S.A., INSTITUCIÓN DE BANCA MÚLTIPLE
GRUPO FINANCIERO SCOTIABANK INVERLAT,
as Administrative Agent

By     /s/ José Jorge Rivero Méndez
Name: José Jorge Rivero Méndez
Title: Attorney in Fact

By     /s/ Luis Michel Lugo Piña
Name: Luis Michel Lugo Piña
Title: Attorney in Fact

[Signature Page to Guarantor Joinder Agreement]